AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:
John K. Schmidt	Leslie Loyet
Chief Operating Officer	General Inquiries
Chief Financial Officer	(312) 640-6672
(563) 589-1994	lloyet@frbir.com
jschmidt@htlf.com

FOR IMMEDIATE RELEASE
MONDAY, OCTOBER 23, 2006

HEARTLAND FINANCIAL USA, INC. REPORTS THIRD QUARTER 2006 EARNINGS

Third Quarter 2006 Highlights

▪	Total assets surpassed $3 billion
▪	Net income increased by 9% over third quarter 2005
▪	Net interest margin improved by 14 basis points compared to third quarter 2005
▪	Average earning assets increased 10% over third quarter 2005
▪	Received approvals to open Summit Bank & Trust
▪	Negotiations for the sale of ULTEA, Inc. initiated
▪	Office of HTLF Capital Corp. closed

	Quarter Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Net income (in millions)	$6.9	$6.3	$17.6	$17.0
Diluted earnings per share	0.41	0.38	1.05	1.01

Return on average assets	0.91%	0.91%	0.81%	0.84%
Return on average equity	13.93	13.65	12.23	12.62
Net interest margin	4.17	4.03	4.22	4.04

“Heartland’s theme this year is ‘momentum’ and we are clearly seeing momentum in our third quarter and year-to-date earnings. A continued strong and stable margin, along with more productivity in our delivery system, are key reasons for an excellent quarter.”-- Lynn B. Fuller, chairman, president and chief executive officer, Heartland Financial USA, Inc.

Dubuque, Iowa, October 23, 2006—Heartland Financial USA, Inc. (NASDAQ: HTLF) today reported increased earnings for the third quarter of 2006. Net income for the quarter ended September 30, 2006, was $6.9 million, or $0.41 per diluted share, compared to net income of $6.3 million, or $0.38 per diluted share, during the third quarter of 2005, an increase of $582,000 or 9 percent. Return on average equity was 13.93 percent and return on average assets was 0.91 percent for the third quarter of 2006, compared to 13.65 percent and 0.91 percent, respectively, for the same quarter in 2005.

Lynn B. Fuller, Heartland’s chairman, president and chief executive officer stated, “Heartland’s theme this year is ‘momentum’ and we are clearly seeing momentum in our third quarter and year-to-date earnings. A continued strong and stable margin, along with more productivity in our delivery system, are key reasons for an excellent quarter.”

Net income for the first nine months of 2006 was $17.6 million, or $1.05 per diluted share, an increase of $607,000 or 4 percent from the net income of $17.0 million, or $1.01 per diluted share, recorded for the first nine months of 2005. Return on average equity was 12.23 percent and return on average assets was 0.81 percent for the first nine months of 2006, compared to 12.62 percent and 0.84 percent, respectively, for the same period in 2005. During the first quarter of 2006, a pre-tax judgment of $2.4 million against Heartland and Wisconsin Community Bank was recorded as noninterest expense, while a $286,000 award under a counterclaim was recorded as a loan loss recovery. The net after tax effect to net income for this one-time event was $1.3 million. Exclusive of this expense, Heartland’s net income for the first nine months of 2006 was $18.9 million, or $1.13 per diluted share, an increase of $1.9 million or 11 percent over the first nine months of 2005. Because of the non-recurring nature of this expense, Heartland believes that this pro-forma presentation is important for investors to understand Heartland’s financial performance for the first nine months of 2006.

Since negotiations are underway and highly probable for the sale of ULTEA, Heartland’s fleet leasing subsidiary, the attached financial statements reflect the pending sale. The assets and liabilities of ULTEA have been classified as discontinued operations held for sale on the balance sheet for the current period and the results of operations of ULTEA have been reflected on the income statement as discontinued operations for both the current and prior periods reported. This past quarter, Heartland also closed the office of HTLF Capital Corp., its investment banking subsidiary, as its two officers left employment with the company to join another investment bank.

Referring to the anticipated sale of ULTEA and the closing of the HTLF Capital Corp. office, Fuller said, "These events represent Heartland’s commitment to focus resources on our core banking and consumer finance businesses. The divesting of non-strategic holdings is an important step in our plan to maximize shareholder value.”

Net interest margin, expressed as a percentage of average earning assets, was 4.17 percent during the third quarter of 2006 compared to 4.03 percent for the third quarter of 2005 and 4.27 percent for the second quarter of 2006. Net interest income on a tax-equivalent basis totaled $28.1 million during the third quarter of 2006, an increase of $3.4 million or 14 percent from the $24.7 million recorded during the third quarter of 2005. For the nine-month period during 2006, net interest income on a tax-equivalent basis was $81.7 million, an increase of $9.8 million or 14 percent from the $71.9 million recorded during the first nine months of 2005. Contributing to these increases was a $242.5 million or 10 percent growth in average earning assets during the quarter compared to the same quarter in 2005 and the $206.0 million or 9 percent growth in average earning assets during the first nine months of 2006 compared to the first nine months of 2005. Also contributing to this improvement was a shift in balances to loans from securities. The percentage of average loans to total average assets increased from 69 percent during the third quarter of 2005 to 71 percent during the third quarter of 2006. For the nine month comparative period, the percentage of average loans to total average assets increased from 69 percent in 2005 to 71 percent in 2006.

On a tax-equivalent basis, interest income in the third quarter of 2006 totaled $51.3 million compared to $40.3 million in the third quarter of 2005, an increase of $10.9 million or 27 percent. For the first nine months of 2006, interest income on a tax-equivalent basis increased $28.8 million or 25 percent over the same period in 2005. More than half of the loans in Heartland’s commercial and agricultural loan portfolios are floating rate loans, thus increases in the national prime rate, as experienced during the first half of 2006, have an immediate positive impact on interest income. Interest expense for the third quarter of 2006 was $23.1 million compared to $15.6 million in the third quarter of 2005, an increase of $7.5 million or 48 percent. On a nine-month comparative basis, interest expense increased $19.0 million or 45 percent. As rates continued to move upward during the first half of 2006, Heartland experienced some movement in deposit balances from lower yielding accounts into higher yielding money market and certificate of deposit accounts.

Noninterest income increased by $567,000 or 8 percent during the third quarter of 2006 compared to the same quarter in 2005. Recorded in other noninterest income during the third quarter of 2005 was the forgiveness of $500,000 in debt as Heartland fulfilled the job creation requirements of its Community Development Block Grant Loan Agreement with the City of Dubuque. Exclusive of this one-time income item, noninterest income increased $1.1 million or 16 percent during the periods under comparison. The categories experiencing the largest increases were service charges and fees and loan servicing income. For the first nine months of 2006, noninterest income increased $2.6 million or 14 percent over the same period in 2005. Exclusive of the forgiveness of debt recorded during 2005, noninterest income increased $3.1 million or 17 percent for the nine-month period. In addition to the aforementioned categories, trust fees and securities gains were contributors to this improvement.

For the third quarter of 2006, noninterest expense increased $2.8 million or 14 percent in comparison with the same period in 2005. The largest component of noninterest expense, salaries and employee benefits, increased $1.7 million or 15 percent during the third quarter of 2006 in comparison to the third quarter of 2005. This growth in salaries and employee benefits expense was primarily the result of additional staffing at the holding company to provide support services to the growing number of bank subsidiaries, the addition of branches at New Mexico Bank & Trust and Arizona Bank & Trust, the acquisition of the Bank of the Southwest, and the new bank being formed in Denver, Colorado, which began operations in October 2005 as a loan production office under the Rocky Mountain umbrella. For the nine-month period ended September 30, 2006, noninterest expense increased $11.5 million or 19 percent when compared to the same nine-month period in 2005. Again, the largest contributor to this increase was salaries and employee benefits, which grew by $5.1 million or 15 percent during this nine-month comparative period. In addition to staffing increases as a result of the expansion efforts, merit increases for all salaried employees are made on January 1 of each year. Total full-time equivalent employees increased to 953 at September 30, 2006, from 894 at September 30, 2005. The $2.4 million judgment against Heartland and a bank subsidiary recorded during the first quarter of 2006 was also a major factor in the increase in noninterest expense for the nine-month comparative period. Exclusive of the judgment, noninterest expense increased $9.1 million or 15 percent in comparison to the first nine months of 2005.

Fuller commented, “Our ambitious expansion plans also provided momentum through the third quarter. We received regulatory approval for Heartland’s newest de novo bank, Summit Bank & Trust, located in the Denver suburb of Broomfield, Colorado. This location is scheduled to open November 1 and represents Heartland’s 30th office in the western United States. Presently, we have new branch office locations under development or construction in Thornton, Colorado; Santa Fe, New Mexico; Gilbert, Arizona; Madison, Wisconsin and Billings, Montana.”

Heartland’s effective tax rate was 32.84 percent for the third quarter of 2006 compared to 31.87 percent during the third quarter of 2005. On a nine-month comparative basis, Heartland’s effective tax rate was 31.55 percent during 2006 and 31.85 percent during 2005. The two primary contributors to the variations in our effective tax rates during the periods were changes in the amount of tax-exempt income and tax credits. Tax-exempt interest income as a percentage of pre-tax income was 16.32 percent during the third quarter of 2006 compared to 16.81 percent during the same quarter of 2005. For the nine-month periods ended on September 30, 2006 and 2005, tax-exempt income as a percentage of pre-tax income was 19.38 percent and 18.21 percent, respectively. Income taxes recorded during the first nine months of 2005 included anticipated low-income housing and historic rehabilitation tax credits totaling $436,000 for the year. During the first nine months of 2006, these anticipated credits had decreased to approximately $225,000 for the year.

At September 30, 2006, total assets exceeded $3.0 billion, an increase of $235.3 million or 11 percent annualized since year-end 2005. Total loans and leases were $2.1 billion at September 30, 2006, an increase of $169.1 million or 12 percent annualized since year-end 2005. The May 15, 2006, acquisition of Bank of the Southwest accounted for $50.9 million or 30 percent of this growth. The Heartland subsidiary banks experiencing notable loan growth since year-end 2005 were Dubuque Bank and Trust Company, New Mexico Bank & Trust, Rocky Mountain Bank and Wisconsin Community Bank. The commercial and commercial real estate loan category grew by $148.2 million or 15 percent annualized. Exclusive of the $21.0 million in commercial and commercial real estate loans acquired in the Bank of the Southwest acquisition, this loan category increased by $127.2 million or 13 percent annualized.

Total deposits at September 30, 2006, were $2.3 billion, an increase of $173.0 million or 11 percent annualized since year-end 2005. The acquisition of Bank of the Southwest accounted for $44.4 million or 26 percent of this growth. All of Heartland’s subsidiary banks experienced growth in deposits since year-end 2005 except for First Community Bank. Demand deposits experienced a $14.4 million or 5 percent annualized increase with the Bank of the Southwest acquisition contributing $17.0 million in demand deposit balances at closing. Savings deposit balances increased by $59.2 million or 10 percent annualized. At closing, the Bank of the Southwest accounted for $17.4 million in savings deposit balances. Brokered time deposits increased $2.1 million or 2 percent and other time deposit balances increased $97.2 million or 15 percent annualized since year-end 2005. The Bank of the Southwest acquisition contributed $10.0 million in other time deposit balances. Of particular note is that a large portion of the growth in time deposits occurred in deposits from our local markets. As interest rates have continued to move upward, many deposit customers have shifted a portion of their lower yielding deposit balances into higher yielding money market and certificate of deposit accounts. The Heartland bank subsidiaries have priced these products competitively in order to retain existing deposit customers, as well as to attract new customers.

The allowance for loan and lease losses at September 30, 2006, was 1.45 percent of loans and 180 percent of nonperforming loans, compared to 1.42 percent of loans and 185 percent of nonperforming loans at December 31, 2005. The provision for loan losses remained constant at $1.4 million during the third quarter of 2006 compared to the same quarter of 2005 and decreased $319,000 or 7 percent during the first nine months of 2006 compared to the first nine months of 2005. Nonperforming loans were $17.1 million or 0.80 percent of total loans and leases at September 30, 2006, compared to $15.0 million or 0.77 percent of total loans and leases at December 31, 2005, and $15.0 million or 0.78 percent of total loans and leases at September 30, 2005. Loans past due ninety days or more increased to $6.4 million at September 30, 2006, from $115,000 at year-end 2005 as a result of one large credit for which workout plans are underway. Management believes that losses on Heartland’s nonperforming loans will not be significant due to the net realizable value of collateral, guarantees and other factors. Additionally, any probable losses had been specifically provided for in the allowance for loan and lease losses.

According to Fuller, “Our asset quality measures continue to hold steady compared to recent quarters. The increase in loan delinquencies during the quarter is related to one large credit for which workout plans are underway and on target for resolution before year-end. Adjusting for this credit, total non-performing loans are currently at their lowest level this year.”

As previously disclosed, Heartland and Wisconsin Community Bank, a wholly-owned bank subsidiary, were defendants in a lawsuit regarding a breach of contract claim relating to the 2002 sale of Wisconsin Community Bank’s Eau Claire branch. Heartland and Wisconsin Community Bank filed a counterclaim against the plaintiff. The matters were tried in the State of Wisconsin Circuit Court, St. Croix County, in December, 2005. On May 3, 2006, Heartland was notified by the court that a verdict was entered awarding the plaintiff $2.4 million for its original claim and awarding Heartland $286,000 for its counterclaim against the plaintiff. Heartland recorded the judgments in the quarter ended March 31, 2006. Heartland has filed an appeal to the court ruling and recently learned that the plaintiff subsequently filed a cross-appeal. We do not expect any resolution on this issue until sometime in 2007.

Conference Call Details

Heartland will host a conference call for investors at 3:00 p.m. CDT today. To participate, dial 800-218-0204 at least five minutes before start time or log onto www.htlf.com. If you are unable to participate on the call, a replay will be available through October 30, 2006, by dialing 800-405-2236, code 11071427, or by logging onto www.htlf.com.

About Heartland Financial USA:

Heartland Financial USA, Inc. is a $3.0 billion diversified financial services company providing banking, mortgage, wealth management, insurance, fleet management and consumer finance services to individuals and businesses.  The Company currently has 55 banking locations in 37 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado and Massachusetts.

Additional information about Heartland Financial USA, Inc. is available through our website at www.htlf.com.

Safe Harbor Statement

This release may contain, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as believe, expect, anticipate, plan, intend, estimate, may, will, would, could, should or similar expressions. Additionally, all statements in this release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war or threats thereof, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including other factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

-FINANCIAL TABLES FOLLOW-

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarters Ended		For the Nine Months Ended
	9/30/2006	9/30/2005	9/30/2006	9/30/2005
Interest Income
Interest and fees on loans and leases	$44,191	$34,649	$123,254	$97,105
Interest on securities and other:
Taxable	4,591	3,329	12,465	10,427
Nontaxable	1,441	1,385	4,338	4,043
Interest on federal funds sold	123	44	424	148
Interest on deposits in other financial institutions	4	62	16	209
Total Interest Income	50,350	39,469	140,497	111,932
Interest Expense
Interest on deposits	17,056	11,446	44,995	30,910
Interest on short-term borrowings	2,721	1,379	6,927	3,775
Interest on other borrowings	3,348	2,797	9,543	7,800
Total Interest Expense	23,125	15,622	61,465	42,485
Net Interest Income	27,225	23,847	79,032	69,447
Provision for loan and lease losses	1,381	1,375	4,043	4,362
Net Interest Income After Provision for Loan and Lease Losses	25,844	22,472	74,989	65,085
Noninterest Income
Service charges and fees	3,120	2,437	8,459	6,984
Loan servicing income	1,150	823	3,188	2,207
Trust fees	1,774	1,588	5,332	4,788
Brokerage commissions	271	185	883	663
Insurance commissions	179	129	456	395
Securities gains, net	67	60	428	93
Gain (loss) on trading account securities	53	(3)	61	(11)
Impairment loss on equity securities	(76)	-	(76)	-
Gains on sale of loans	551	796	1,678	1,972
Valuation adjustment on mortgage servicing rights	-	24	-	6
Income on bank owned life insurance	250	216	769	714
Other noninterest income	199	716	427	1,210
Total Noninterest Income	7,538	6,971	21,605	19,021
Noninterest Expense
Salaries and employee benefits	13,125	11,437	38,714	33,625
Occupancy	1,834	1,435	5,392	4,543
Furniture and equipment	1,601	1,622	5,018	4,526
Outside services	2,273	2,043	6,958	5,930
Advertising	1,099	799	3,238	2,363
Other intangibles amortization	260	254	726	761
Other noninterest expenses	3,106	2,916	11,307	8,086
Total Noninterest Expense	23,298	20,506	71,353	59,834
Income Before Income Taxes	10,084	8,937	25,241	24,272
Income taxes	3,304	2,828	7,937	7,689
Income From Continuing Operations	6,780	6,109	17,304	16,583
Discontinued Operations
Income from operations of discontinued subsidiary	151	298	427	616
Income taxes	57	115	162	237
Income From Discontinued Operations	94	183	265	379
Net Income	$6,874	$6,292	$17,569	$16,962
Earnings per common share-basic	$.42	$.38	$1.06	$1.03
Earnings per common share-diluted	$.41	$.38	$1.05	$1.01
Earnings per common share from continuing operations- basic	$.41	$.37	$1.05	$1.01
Earnings per common share from continuing operations- diluted	$.40	$.37	$1.03	$0.99
Weighted average shares outstanding-basic	16,521,527	16,398,747	16,498,127	16,432,300
Weighted average share outstanding-diluted	16,775,749	16,693,661	16,730,331	16,728,435

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarters Ended
	9/30/2006	6/30/2006	3/31/2006	12/31/2005	9/30/2005
Interest Income
Interest and fees on loans and leases	$ 44,191	$ 41,283	$ 37,780	$ 36,139	$ 34,649
Interest on securities and other:
Taxable	4,591	3,991	3,883	3,469	3,329
Nontaxable	1,441	1,469	1,428	1,469	1,385
Interest on federal funds sold	123	127	174	327	44
Interest on deposits in other financial institutions	4	7	5	68	62
Total Interest Income	50,350	46,877	43,270	41,472	39,469
Interest Expense
Interest on deposits	17,056	14,852	13,087	12,473	11,446
Interest on short-term borrowings	2,721	2,331	1,875	1,598	1,379
Interest on other borrowings	3,348	3,151	3,044	2,906	2,797
Total Interest Expense	23,125	20,334	18,006	16,977	15,622
Net Interest Income	27,225	26,543	25,264	24,495	23,847
Provision for loan and lease losses	1,381	1,487	1,175	2,171	1,375
Net Interest Income After Provision for Loan and Lease Losses	25,844	25,056	24,089	22,324	22,472
Noninterest Income
Service charges and fees	3,120	2,738	2,601	2,339	2,437
Loan servicing income	1,150	1,058	980	886	823
Trust fees	1,774	1,741	1,817	1,742	1,588
Brokerage commissions	271	369	243	193	185
Insurance commissions	179	141	136	150	129
Securities gains, net	67	229	132	105	60
Gain (loss) on trading account securities	53	(25)	33	-	(3)
Impairment loss on equity securities	(76)	-	-	-	-
Gains on sale of loans	551	577	550	600	796
Valuation adjustment on mortgage servicing rights	-	-	-	33	24
Income on bank owned life insurance	250	230	289	308	216
Other noninterest income	199	91	137	97	716
Total Noninterest Income	7,538	7,149	6,918	6,453	6,971
Noninterest Expense
Salaries and employee benefits	13,125	12,781	12,808	11,622	11,437
Occupancy	1,834	1,793	1,765	1,370	1,435
Furniture and equipment	1,601	1,728	1,689	1,673	1,622
Outside services	2,273	2,565	2,120	2,314	2,043
Advertising	1,099	1,020	1,119	945	799
Other intangibles amortization	260	238	228	253	254
Other noninterest expenses	3,106	3,040	5,161	2,759	2,916
Total Noninterest Expense	23,298	23,165	24,890	20,936	20,506
Income Before Income Taxes	10,084	9,040	6,117	7,841	8,937
Income taxes	3,304	2,886	1,747	2,170	2,828
Income From Continuing Operations	6,780	6,154	4,370	5,671	6,109
Discontinued Operations
Income from operations of discontinued subsidiary	151	110	166	147	298
Income taxes	57	42	63	54	115
Income From Discontinued Operations	94	68	103	93	183
Net Income	$ 6,874	$ 6,222	$ 4,473	$ 5,764	$ 6,292
Earnings per common share-basic	$.42	$.38	$.27	$.35	$.38
Earnings per common share-diluted	$.41	$.37	$.27	$.34	$.38
Earnings per common share from continuing operations-basic	$.41	$.37	$.27	$.35	$.37
Earnings per common share from continuing operations-diluted	$.40	$.37	$.26	$.34	$.37
Weighted average shares outstanding-basic	16,521,527	16,540,587	16,430,504	16,367,210	16,398,747
Weighted average shares outstanding-diluted	16,775,749	16,798,654	16,638,458	16,659,995	16,693,661

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As Of
	9/30/2006	6/30/2006	3/31/2006	12/31/2005	9/30/2005
Assets
Cash and cash equivalents	$ 45,483	$ 47,385	$ 48,355	$ 81,021	$ 70,953
Securities	593,103	526,784	520,062	527,767	498,054
Loans held for sale	42,561	44,686	38,885	40,745	47,987
Loans and leases:
Held to maturity	2,122,156	2,077,393	1,990,852	1,953,066	1,915,430
Allowance for loan and lease losses	(30,684)	(29,941)	(28,674)	(27,791)	(27,362)
Loans and leases, net	2,091,472	2,047,452	1,962,178	1,925,275	1,888,068
Assets under operating lease	-	39,852	39,634	40,644	40,222
Premises, furniture and equipment, net	106,937	105,146	102,462	92,769	91,087
Goodwill	39,817	40,531	35,398	35,398	35,398
Other intangible assets, net	9,198	9,327	8,958	9,159	9,354
Cash surrender value on life insurance	32,962	33,386	33,124	32,804	32,460
Assets of discontinued operations held for sale	51,122	-	-	-	-
Other assets	40,934	40,762	33,705	32,750	32,853
Total Assets	$ 3,053,589	$ 2,935,311	$ 2,822,761	$ 2,818,332	$ 2,746,436

Liabilities and Stockholders’ Equity
Liabilities
Deposits:
Demand	$ 367,133	$ 378,211	$ 334,940	$ 352,707	$ 349,763
Savings	813,573	799,884	778,960	754,360	741,104
Brokered time deposits	147,669	155,079	115,416	145,534	140,880
Other time deposits	962,809	920,055	902,539	865,577	851,712
Total deposits	2,291,184	2,253,229	2,131,855	2,118,178	2,083,459
Short-term borrowings	239,531	229,723	232,506	255,623	214,808
Other borrowings	243,987	225,650	232,025	220,871	229,653
Liabilities of discontinued operations held for sale	47,424	-	-	-	-
Accrued expenses and other liabilities	29,480	35,251	36,243	35,848	33,338
Total Liabilities	2,851,606	2,743,853	2,632,629	2,630,520	2,561,258
Stockholders’ Equity	201,983	191,458	190,132	187,812	185,178
Total Liabilities and Stockholders’ Equity	$ 3,053,589	$ 2,935,311	$ 2,822,761	$ 2,818,332	$ 2,746,436

Common Share Data
Book value per common share	$ 12.22	$ 11.59	$ 11.49	$ 11.46	$ 11.31
FAS 115 effect on book value per common share	$ 0.01	$ (0.30)	$ (0.13)	$ (0.06)	$ 0.06
Common shares outstanding, net of treasury stock	16,530,266	16,520,820	16,547,079	16,390,416	16,368,161

Tangible Capital Ratio(1)	5.18%	5.02%	5.36%	5.28%	5.31%

(1) Total stockholders’ equity less intangible assets (excluding mortgage servicing rights) divided by total assets less intangible assets (excluding mortgage servicing rights).

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	For the Quarters Ended		For the Nine Months Ended
	9/30/2006	9/30/2005	9/30/2006	9/30/2005

Average Balances
Assets	$ 2,985,231	$ 2,747,631	$ 2,888,938	$ 2,683,814
Loans and leases, net of unearned	2,137,075	1,931,553	2,067,648	1,867,281
Deposits	2,257,369	2,075,004	2,175,609	2,025,280
Earning assets	2,672,820	2,430,300	2,586,108	2,380,047
Interest bearing liabilities	2,353,394	2,149,563	2,275,226	2,110,948
Stockholders’ equity	195,737	182,906	192,020	179,638

Earnings Performance Ratios
Annualized return on average assets	0.91%	0.91%	0.81%	0.84%
Annualized return on average equity	13.93	13.65	12.23	12.62
Annualized net interest margin(1)	4.17	4.03	4.22	4.04
Efficiency ratio(2)	65.45	64.90	69.35	65.88

(1) Tax equivalent basis is calculated using an effective tax rate of 35%
(2) Noninterest expense divided by the sum of net interest income and noninterest income less net security gains

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	For the Quarters Ended
	9/30/2006	6/30/2006	3/31/2006	12/31/2005	9/30/2005

Average Balances
Assets	$ 2,985,231	$ 2,883,367	$ 2,798,216	$ 2,782,541	$ 2,747,631
Loans and leases, net of unearned	2,137,075	2,071,562	1,994,308	1,963,686	1,931,553
Deposits	2,257,369	2,165,673	2,103,785	2,101,318	2,075,004
Earning assets	2,672,820	2,578,312	2,507,189	2,490,747	2,430,300
Interest bearing liabilities	2,353,394	2,268,561	2,203,721	2,173,596	2,149,563
Stockholders’ equity	195,737	190,519	189,803	185,229	182,906

Earnings Performance Ratios
Annualized return on average assets	0.91%	0.87%	0.65%	0.82%	0.91%
Annualized return on average equity	13.93	13.10	9.56	12.35	13.65
Annualized net interest margin(1)	4.17	4.27	4.23	4.04	4.03
Efficiency ratio(2)	65.45	67.39	75.61	65.97	64.90

(1) Tax equivalent basis is calculated using an effective tax rate of 35%
(2) Noninterest expense divided by the sum of net interest income and noninterest income less net security gains

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and For	As of and For	As of and For	As of and For
	the Nine Months Ended	the Year	the Nine Months	the Year
	Ended	Ended	Ended	Ended
	9/30/2006	12/31/2005	9/30/2005	12/31/2004
Loan and Lease Data
Commercial and commercial real estate	$ 1,452,239	$ 1,304,080	$ 1,254,404	$ 1,162,103
Residential mortgage	221,828	219,671	226,124	212,842
Agricultural and agricultural real estate	244,710	230,357	233,948	217,860
Consumer	193,058	181,019	181,950	167,109
Direct financing leases, net	14,079	21,586	22,454	16,284
Unearned discount and deferred loan fees	(3,758)	(3,647)	(3,450)	(3,244)
Total loans and leases	$ 2,122,156	$ 1,953,066	$ 1,915,430	$ 1,772,954

Asset Quality
Nonaccrual loans	$ 10,699	$ 14,877	$ 14,552	$ 9,837
Loans past due ninety days or more as to interest or principal payments	6,359	115	470	88
Other real estate owned	1,450	1,586	1,532	425
Other repossessed assets	355	471	488	313
Total nonperforming assets	$ 18,863	$ 17,049	$ 17,042	$ 10,663

Allowance for Loan and Lease Losses
Balance, beginning of period	$ 27,791	$ 24,973	$ 24,973	$ 18,490
Provision for loan and lease losses from continuing operations	4,043	6,533	4,362	4,846
Provision for loan and lease losses from discontinued operations	(8)	31	33	-
Loans charged off	(2,658)	(4,579)	(2,570)	(3,617)
Recoveries	948	1,152	883	1,005
Reclass for unfunded commitments to other liabilities	-	(319)	(319)	-
Addition related to acquired bank	591	-	-	4,249
Reduction related to discontinued operations	(23)	-	-	-
Balance, end of period	$ 30,684	$ 27,791	$ 27,362	$ 24,973

Asset Quality Ratios
Ratio of nonperforming loans to total loans and leases	0.80%	0.77%	0.78%	0.56%
Ratio of nonperforming assets to total assets	0.62	0.60	0.62	0.41
Ratio of net loan chargeoffs to average loans and leases	0.08	0.18	0.09	0.16
Allowance for loan losses as a percent of loans and leases	1.45	1.42	1.43	1.41
Allowance for loan losses as a percent of nonperforming loans and leases	179.88	185.37	182.15	251.62

HEARTLAND FINANCIAL USA, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited) DOLLARS IN THOUSANDS
	For the Quarters Ended
	9/30/2006			9/30/2005
	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$426,368	$4,591	4.27%	$390,530	$3,329	3.38%
Nontaxable(1)	131,289	2,200	6.65	123,660	2,131	6.84
Total securities	557,657	6,791	4.83	514,190	5,460	4.21
Interest bearing deposits	286	4	5.55	6,470	62	3.80
Federal funds sold	8,269	123	5.90	5,108	44	3.42
Loans and leases:
Commercial and commercial real estate(1)	1,461,223	28,996	7.87	1,253,099	21,188	6.71
Residential mortgage	231,036	3,842	6.60	245,876	3,697	5.97
Agricultural and agricultural real estate(1)	237,689	4,756	7.94	236,249	4,154	6.98
Consumer	193,018	4,892	10.06	182,114	4,137	9.01
Direct financing leases, net	14,109	219	6.16	14,215	212	5.92
Fees on loans	-	1,627	-	-	1,351	-
Less: allowance for loan and lease losses	(30,467)	-	-	(27,021)	-	-
Net loans and leases	2,106,608	44,332	8.35	1,904,532	34,739	7.24
Total earning assets	2,672,820	51,250	7.61	2,430,300	40,305	6.58
Nonearning Assets	312,411	-	-	317,331	-	-
Total Assets	$2,985,231	$51,250	6.81%	$2,747,631	$40,305	5.82%
Interest Bearing Liabilities
Interest bearing deposits
Savings	$801,758	$5,223	2.58%	$757,885	$3,035	1.59%
Time, $100,000 and over	225,206	2,459	4.33	218,204	1,811	3.29
Other time deposits	868,849	9,374	4.28	759,421	6,600	3.45
Short-term borrowings	228,854	2,721	4.72	199,306	1,379	2.75
Other borrowings	228,727	3,348	5.81	214,747	2,797	5.17
Total interest bearing liabilities	2,353,394	23,125	3.90	2,149,563	15,622	2.88
Noninterest Bearing Liabilities
Noninterest bearing deposits	361,556	-	-	339,494	-	-
Accrued interest and other liabilities	74,544	-	-	75,668	-	-
Total noninterest bearing liabilities	436,100	-	-	415,162	-	-
Stockholders’ Equity	195,737	-	-	182,906	-	-
Total Liabilities and Stockholders’ Equity	$2,985,231	$23,125	3.07%	$2,747,631	$15,622	2.26%
Net interest income(1)		$28,125			$24,683
Net interest income to total earning assets(1)			4.17%			4.03%
Interest bearing liabilities to earning assets	88.05%			88.45%

(1) Tax equivalent basis is calculated using an effective tax rate of 35%.

HEARTLAND FINANCIAL USA, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited) DOLLARS IN THOUSANDS
	For the Nine Months Ended
	9/30/2006			9/30/2005
	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$404,779	$12,465	4.12%	$405,330	$10,427	3.44%
Nontaxable(1)	131,109	6,657	6.79	119,558	6,221	6.96
Total securities	535,888	19,122	4.77	524,888	16,648	4.24
Interest bearing deposits	477	16	4.48	7,006	209	3.99
Federal funds sold	11,387	424	4.98	7,158	148	2.76
Loans and leases:
Commercial and commercial real estate(1)	1,413,626	80,199	7.59	1,213,944	58,633	6.46
Residential mortgage	225,824	10,983	6.50	233,488	10,604	6.07
Agricultural and agricultural real estate(1)	227,566	13,503	7.93	228,331	11,788	6.90
Consumer	186,793	13,811	9.89	177,170	11,509	8.69
Direct financing leases, net	13,839	628	6.07	14,348	589	5.49
Fees on loans	-	4,490	-	-	4,245	-
Less: allowance for loan and lease losses	(29,292)	-	-	(26,286)	-	-
Net loans and leases	2,038,356	123,614	8.11	1,840,995	97,368	7.07
Total earning assets	2,586,108	143,176	7.40	2,380,047	114,373	6.42
Nonearning Assets	302,830	-	-	303,767	-	-
Total Assets	$2,888,938	$143,176	6.63%	$2,683,814	$114,373	5.70%
Interest Bearing Liabilities
Interest bearing deposits
Savings	$785,680	$13,657	2.32%	$754,389	$7,628	1.35%
Time, $100,000 and over	220,731	6,650	4.03	193,859	4,498	3.10
Other time deposits	821,898	24,688	4.02	751,529	18,784	3.34
Short-term borrowings	219,399	6,927	4.22	203,872	3,775	2.48
Other borrowings	227,518	9,543	5.61	207,299	7,800	5.03
Total interest bearing liabilities	2,275,226	61,465	3.61	2,110,948	42,485	2.69
Noninterest Bearing Liabilities
Noninterest bearing deposits	347,300	-	-	325,503	-	-
Accrued interest and other liabilities	74,392	-	-	67,725	-	-
Total noninterest bearing liabilities	421,692	-	-	393,228	-	-
Stockholders’ Equity	192,020	-	-	179,638	-	-
Total Liabilities and Stockholders’ Equity	$2,888,938	$61,465	2.84%	$2,683,814	$42,485	2.12%
Net interest income(1)		$81,711			$71,888
Net interest income to total earning assets(1)			4.22%			4.04%
Interest bearing liabilities to earning assets	87.98%			88.69%

(1) Tax equivalent basis is calculated using an effective tax rate of 35%.

HEARTLAND FINANCIAL USA, INC.
SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited)
DOLLARS IN THOUSANDS
	As of and For the Nine Months Ended 9/30/2006	As of and For the Year Ended 12/31/2005	As of and For the Nine Months Ended 9/30/2005	As of and For the Year Ended 12/31/2004
Total Assets
Dubuque Bank and Trust Company	$851,884	$833,885	$801,932	$750,517
New Mexico Bank & Trust	585,458	557,062	517,326	490,582
Wisconsin Community Bank	419,821	390,842	391,408	385,116
Rocky Mountain Bank	441,851	388,149	405,706	374,242
Galena State Bank and Trust Company	235,174	241,719	240,292	220,018
Riverside Community Bank	198,058	195,099	198,273	193,314
Arizona Bank & Trust	225,915	136,832	123,374	85,850
First Community Bank	117,640	121,337	120,848	116,654

Total Deposits
Dubuque Bank and Trust Company	$640,856	$608,687	$583,556	$579,895
New Mexico Bank & Trust	414,206	388,935	384,854	325,527
Wisconsin Community Bank	334,042	311,436	307,103	327,221
Rocky Mountain Bank	332,870	306,967	314,132	290,390
Galena State Bank and Trust Company	192,253	179,437	175,619	168,109
Riverside Community Bank	157,452	153,791	148,470	143,797
Arizona Bank & Trust	182,945	118,959	106,578	73,199
First Community Bank	92,773	95,506	94,687	95,529

Return on Average Assets
Dubuque Bank and Trust Company	1.47%	1.28%	1.30%	1.38%
New Mexico Bank & Trust	1.14	1.10	1.13	1.13
Wisconsin Community Bank	0.37	0.63	0.64	0.59
Rocky Mountain Bank	0.89	0.72	0.63	1.05
Galena State Bank and Trust Company	1.29	1.22	1.23	1.33
Riverside Community Bank	0.66	0.83	0.87	0.97
Arizona Bank & Trust	0.41	0.19	0.15	(1.35)
First Community Bank	0.97	1.00	0.99	1.00

Net Interest Margin
Dubuque Bank and Trust Company	3.66%	3.48%	3.50%	3.58%
New Mexico Bank & Trust	5.13	4.75	4.72	4.98
Wisconsin Community Bank	3.93	3.75	3.80	3.50
Rocky Mountain Bank	5.17	4.93	5.00	4.63
Galena State Bank and Trust Company	3.41	3.43	3.46	3.43
Riverside Community Bank	3.77	3.76	3.81	3.74
Arizona Bank & Trust	4.93	5.03	5.24	4.94
First Community Bank	3.90	3.80	3.72	3.72

Net Income
Dubuque Bank and Trust Company	$9,077	$10,156	$7,639	$10,427
New Mexico Bank & Trust	4,721	5,565	4,220	4,712
Wisconsin Community Bank	1,074	2,444	1,862	2,208
Rocky Mountain Bank	2,674	2,757	1,801	2,332
Galena State Bank and Trust Company	2,315	2,808	2,084	2,926
Riverside Community Bank	973	1,608	1,247	1,731
Arizona Bank & Trust	549	199	109	(822)
First Community Bank	859	1,198	888	1,145

HEARTLAND FINANCIAL USA, INC.
SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited)
DOLLARS IN THOUSANDS

	Total Portfolio Loans	Allowance For Loan and Lease Losses	Nonperforming Loans	Allowance As Percent Of Total Loans
As of September 30, 2006:
Dubuque Bank and Trust Company	$600,066	$7,459	$2,554	1.24%
New Mexico Bank & Trust	373,735	5,216	2,499	1.40
Wisconsin Community Bank	287,357	4,719	4,223	1.64
Rocky Mountain Bank	319,946	4,645	3,463	1.45
Galena State Bank and Trust Company	168,206	2,235	1,619	1.33
Riverside Community Bank	135,251	1,536	778	1.14
Arizona Bank & Trust	157,660	1,972	-	1.25
First Community Bank	82,453	1,254	1,458	1.52

As of December 31, 2005:
Dubuque Bank and Trust Company	$575,293	$7,376	$2,745	1.28%
New Mexico Bank & Trust	330,609	4,497	2,359	1.36
Wisconsin Community Bank	270,837	4,285	1,321	1.58
Rocky Mountain Bank	279,230	4,048	5,634	1.45
Galena State Bank and Trust Company	176,813	2,181	965	1.23
Riverside Community Bank	132,781	1,674	462	1.26
Arizona Bank & Trust	94,285	1,181	7	1.25
First Community Bank	83,506	1,191	992	1.43

As of September 30, 2005:
Dubuque Bank and Trust Company	$571,773	$7,079	$2,806	1.24%
New Mexico Bank & Trust	314,458	4,271	1,844	1.36
Wisconsin Community Bank	266,811	4,565	1,352	1.71
Rocky Mountain Bank	272,423	4,049	5,991	1.49
Galena State Bank and Trust Company	173,606	2,119	1,430	1.22
Riverside Community Bank	135,623	1,671	278	1.23
Arizona Bank & Trust	90,811	1,129	8	1.24
First Community Bank	80,144	1,115	877	1.39

As of December 31, 2004:
Dubuque Bank and Trust Company	$525,456	$6,584	$2,405	1.25%
New Mexico Bank & Trust	297,695	4,232	725	1.42
Rocky Mountain Bank	262,240	3,947	596	1.51
Wisconsin Community Bank	265,916	4,098	2,966	1.54
Galena State Bank and Trust Company	145,013	1,749	697	1.21
Riverside Community Bank	129,390	1,553	1,662	1.20
Arizona Bank & Trust	61,630	771	-	1.25
First Community Bank	76,047	999	572	1.31